UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2006 (October 5, 2006)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 12, 2006- R&G Financial Corporation (the “Company”) announced by press release that the Company signed a definitive agreement for the sale of certain assets of the retail brokerage business of R-G Investments Corporation (“RGIC”), its wholly-owned securities broker-dealer subsidiary in Puerto Rico, to UBS Financial Services Incorporated of Puerto Rico (“UBS PR”). Closing of the transaction, which has been approved by the National Association of Securities Dealers, is subject to customary closing conditions. The parties expect the transaction to close in the next few days.

In disposing of the assets of the retail brokerage business, RGIC will work with UBS PR to facilitate the transfer of assets, client accounts and personnel to UBS PR. RGIC expects to continue operating as a broker-dealer for the purpose of winding up its operations until the first half of 2007.

The agreement provides for cash consideration based on the value of the assets in the customer accounts being transferred, with a portion to be paid at the time of the account transfers and additional cash consideration to be paid over a four-year period after the closing, based on the value of the assets in the transferred accounts during such four-year period. Upon completion of the transaction, the consideration received from the sale, plus existing capital of approximately $10.0 million after payment of expenses associated with winding up RGIC’s operations will be transferred to the Company to further support the Company’s core banking business.

Additionally, R-G Premier Bank (“RGPB”), the Company’s Puerto Rico banking subsidiary, and UBS PR expect to enter into a branch network agreement whereby RGPB can refer customers to UBS PR to be serviced for their investment needs. Upon entering into this agreement, UBS PR financial advisors will be available at designated RGPB branch locations in Puerto Rico.

In addition, the Company also wishes to comment on statements attributed to Jose Diaz, the President of RGPB, which appeared in an article in the October 5, 2006 issue of El Nuevo Dia. The article concerned the unwinding of certain mortgage loan sale transactions between the Company and other local financial institutions and the status of the restatement of the Company’s consolidated financial statements for the years ended December 31, 2002 through 2004. The article attributed certain remarks to Mr. Diaz regarding the reasons for the delay in the restatement process and the status of the Company’s amended Annual Report on Form 10-K/A for the year ended December 31, 2004. The remarks attributed to Mr. Diaz in the article were not accurate, and do not reflect the views of the Company, its board of directors or its Audit Committee. The Company specifically disclaims such statements. The statements attributed to Mr. Diaz should not be taken to modify the Company’s previously made disclosure with regard to the status of the restatement and the timing of its completion.

The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

2

Item 9.01	Financial Statements and Exhibits

a)	Not applicable.

b)	Not applicable.

c)	Not Applicable.

d)	Exhibits.

99.1	Press Release dated October 12, 2006.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: October 12, 2006

	By:	/s/ Victor J. Galán
Victor J. Galán Chief Executive Officer

4